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                                                                     Exhibit 5.1

                  [DOW, LOHNES AND ALBERTSON, PLLC LETTERHEAD]








                                January 10, 2001

SpectraSite Holdings, Inc.
100 Regency Forest Drive, Suite 400
Cary, North Carolina 27511

Ladies and Gentlemen:

         We have acted as counsel to SpectraSite Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of (i) $200,000,000 aggregate principal amount of the Company's 6 3/4% Senior Convertible Notes due 2010 (the "Notes"), issued pursuant to that certain Indenture dated as of November 20, 2000 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee, and (ii) 9,275,362 shares of the common stock, par value $.001 per share, of the Company, issuable upon conversion of the notes (the "Shares"). At your request, we are providing this opinion to you for filing as Exhibit 5.1 to the Registration Statement.

         In connection with the foregoing registration, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others (all of which we assume to be true, complete and accurate in all respects).

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law, and we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions,

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                                      -2-

including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that:

         (a) The Notes constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         (b) The Shares, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

         We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,

                                          DOW, LOHNES & ALBERTSON, PLLC





                                          By: /s/ Thomas D. Twedt
                                            -----------------------------
                                              Thomas D. Twedt
                                              Member